UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2026

Neogen Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place
Lansing, Michigan		48912
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (517) 372-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 2, 2026, Neogen Corporation (“Neogen”) announced that it had entered into a definitive agreement to sell its global Genomics business to Zoetis Inc. (“Zoetis”). This transaction is subject to customary closing conditions and regulatory approvals. Both parties continue to cooperate with the Australian Competition and Consumer Commission (the “ACCC”) and the New Zealand Commerce Commission (the “NZCC”) in their ongoing reviews of the transaction. In order to assist the regulatory clearance process Zoetis has recently offered to divest certain assets in Australia, and as a result we expect regulatory review to conclude in early 2027.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION

Date:	November 4, 2026	By:	/s/ R. Bryan Riggsbee
Name: R. Bryan Riggsbee Title: Chief Financial Officer